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TICC Announces Results of Annual Shareholder Meeting

GREENWICH, CT – 06/07/2012 – TICC Capital Corp. (NasdaqGS: TICC) (the “Company”) announced today the results of its Annual Meeting of Shareholders (the “Meeting”) held on June 6, 2012.

At the Meeting, shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. In addition, shareholders approved an adjournment of the Meeting to allow the polls to remain open until 10:00 a.m. on June 27, 2012 for the election of Jonathan H. Cohen and G. Peter O’Brien as directors of the Company, each for a three-year term, or until their respective successors are duly elected and qualified.

A vote was not taken on June 6, 2012 with respect to the proposal to elect Messrs. Cohen and O’Brien as directors of the Company to provide additional time for shareholders to vote on this proposal. As of June 6, 2012, there were 16,251,216 shares present at the Meeting or represented by proxy that had not yet voted on the proposal to elect Messrs. Cohen and O’Brien as directors of the Company. Of the shares that had voted, 95.46% and 93.96% had voted in favor of electing Messrs. Cohen and O’Brien as directors of the Company, respectively. Because the Company’s bylaws provide that the election of a director requires the affirmative vote of a majority of the outstanding shares of the Company’s common stock, and given the clear preference to approve this proposal by those who have voted on this proposal, the Board of Directors of the Company determined that it would be appropriate to adjourn the Meeting in order to solicit additional votes on the proposal to elect Messrs. Cohen and O’Brien as directors of the Company.

Based on the shareholder votes to adjourn the Meeting, the Meeting will reconvene at the Company’s corporate headquarters located at 8 Sound Shore Drive, Suite 255, Greenwich, Connecticut 06830 on June 27, 2012 at 10:00 a.m., Eastern Time, for the purpose of voting on the election of Jonathan H. Cohen and G. Peter O’Brien as directors of the Company, each for a three-year term, or until their respective successors are duly elected and qualified.

About TICC Capital Corp.

TICC Capital Corp. is a publicly-traded business development company principally engaged in providing capital to established small and mid-size companies, investing in syndicated bank loans and purchasing debt and equity tranches of collateralized loan obligations. Companies interested in learning more about financing opportunities should contact Debdeep Maji at (203) 983-5285.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events.